UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 2, 2023

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street,	P.O. Box 250,	Shippensburg,	Pennsylvania	17257
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:	717	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “Amended 8-K”) is being filed as an amendment to the Current Report on Form 8-K filed by Orrstown Financial Services, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 2, 2023 (the “Original 8-K”). The purpose of this Amended 8-K is to disclose the Company’s decision regarding how frequently it will conduct future shareholder non-binding advisory votes to approve the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders
(d)    As reported in the Original 8-K, at the Company’s Annual Meeting of Shareholders held on May 2, 2023, a majority of the Company’s shareholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Company’s future non-binding advisory votes on executive compensation (“Say-On-Pay”) once every year. In accordance with the recommendation of the Board of Directors of the Company as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023 and consistent with the shareholder voting results, the Company has determined that the Say-on-Pay vote will be conducted once every year, until the next shareholder vote on Say-on-Pay frequency.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: July 11, 2023	By:	/s/ Neelesh Kalani
Neelesh Kalani Executive Vice President and Chief Financial Officer (Duly Authorized Representative)